                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2005 (March 21, 2005)

                           ---------------------------

                         NORTHSTAR REALTY FINANCE CORP.
            --------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                   001-32330                11-3707493
       ---------------              -----------           -------------------
       (STATE OR OTHER              (COMMISSION             (IRS EMPLOYER
       JURISDICTION OF              FILE NUMBER)          IDENTIFICATION NO.)
        INCORPORATION)

                 527 MADISON AVENUE, 16TH FLOOR, NEW YORK 10022
           -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (212) 319-8801
           -----------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

                         NORTHSTAR REALTY FINANCE CORP.
                           CURRENT REPORT ON FORM 8-K

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On March 21, 2005, NRFC DB Holdings, LLC, one of our subsidiaries, amended and restated the $150 million master repurchase agreement (the "Amended
Facility") that it originally entered into with Deutsche Bank AG, Cayman Islands
Branch on December 21, 2004 (the "Original Facility"). The purpose of the restatement of the Original Facility is to allow NRFC DB Holdings, LLC to borrow up to $300 million in order to finance the acquisition of primarily subordinate real estate debt and other real estate loans and securities. The additional capacity and flexibility under the terms of the Amended Facility will allow for the accumulation of sufficient collateral for a contemplated collateralized debt obligation offering for which a lead manager has been engaged (the "Subordinate
Real Estate Debt CDO") and to continue to finance other investments not intended to be included in the Subordinate Real Estate Debt CDO.

     If and when the Subordinate Real Estate Debt CDO closes, the availability under the Amended Facility will be reduced to $150 million. In the event the
Subordinate Real Estate Debt CDO closing does not occur prior to September 17,
2005, the availability under the Amended Facility will remain at $300 million and certain economic terms of the Amended Facility will be adjusted as described below.

     Under the terms of the Original Facility, NRFC DB Holdings was able to finance the acquisition of mortgage loans secured by first liens on commercial or multifamily properties, junior participation interests in mortgage loans secured by first or second liens on commercial or multifamily properties, mezzanine loans secured by a pledge of the entire ownership interest in a commercial or multifamily property, B- or higher rated commercial mortgage backed securities and BB- or higher rated real estate CDOs or debt securities issued by a real estate investment trust. NRFC DB Holdings may finance the above-described loans and securities under the Amended Facility, except that the real estate CDOs financed must be rated BB or higher. In addition, NRFC DB
Holdings may finance syndicated bank loans under the Amended Facility.

     From March 21, 2005 until the earlier of the closing of the Subordinate
Real Estate Debt CDO and September 17, 2005 (the "CDO Ramp-up Period"), amounts advanced under the Amended Facility in order to finance the acquisition of assets to be included in the Subordinate Real Estate Debt CDO ("CDO Assets")
bear interest at one-month LIBOR plus a spread of 1.00% and amounts advanced for all other assets bear interest at one-month LIBOR plus a spread which ranges from 0.75% to 2.25%. After the CDO Ramp-up Period, all amounts advanced under the Amended Facility will bear interest at a rate of one-month LIBOR plus the spread which ranges from 0.75% to 2.25%.

     During both the CDO Ramp-up Period and after the CDO Ramp-up Period, assets in the Amended Facility will be financed at advance rates ranging from 40% to
92.5% of the value of the assets as applicable to the asset category. In addition, during the CDO Ramp-up Period, NRFC DB Holdings will have the option to fix the advance rate on any CDO Assets at a specific predetermined level, subject to certain conditions.

     We agreed to guaranty amounts borrowed by NRFC DB Holdings under the
Original Facility up to a maximum of $20 million and this guaranty remains in place under the Amended Facility. The covenants under the guaranty require us to remain at a certain minimum tangible net worth, a certain minimum debt service coverage ratio, a certain range of ratios of recourse indebtedness to net worth and certain minimum amounts of cash or marketable securities based on our ratio of recourse indebtedness to net worth.

     The Amended Facility has an initial three-year term, which may be extended for one additional year if NRFC DB Holdings is not in default and pays an extension fee of 0.25% of the aggregate outstanding amount under the Amended
Facility. If NRFC DB Holdings extends the term of the Amended Facility, it will be required to retire 25% of the aggregate outstanding amount each quarter during the remaining year of the term.

     The debt that may be outstanding under the Amended Facility is subject to a number of terms, conditions and restrictions including, without limitation, the maintenance of certain margin percentages on amounts outstanding under the
Amended Facility. If the market value of an asset securing the outstanding debt declines, cash flow due NRFC DB Holdings may be suspended and if market value continues to decline, NRFC DB Holdings may be required to satisfy a margin call by paying cash or providing additional collateral. Failure to meet any margin call could result in an event of default which would enable Deutsche Bank AG to exercise various rights and remedies including acceleration of the maturity date of the debt outstanding under the Amended Facility and the sale of the assets in the Amended Facility.

     As of March 24, 2005, NRFC DB Holdings has borrowed approximately
$132 million under this Amended Facility in order to finance the acquisition of approximately $198 million of subordinate real estate debt, CMBS and CDO securities. This amount bears interest at a

rate equal to one-month LIBOR plus 1.00% per annum, which resets on a monthly basis.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2005                         NORTHSTAR REALTY FINANCE CORP.

                                              By: /s/ Mark E. Chertok
                                                  ------------------------------
                                                  Name: Mark E. Chertok
                                                  Title: Chief Financial Officer